Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2018 FIRST QUARTER RESULTS
ITASCA, IL, April 24, 2018 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the first quarter of 2018. Net income for the first quarter of 2018 was $33.5 million, or $0.33 per share, compared to $2.3 million, or $0.02 per share, for the fourth quarter of 2017, and $22.9 million, or $0.23 per share, for the first quarter of 2017.
Reported results for the fourth quarter of 2017 were impacted by the revaluation of the Company's deferred tax assets ("DTAs") and various actions taken by the Company in light of federal income tax reform legislation. For the first quarter of 2017, reported results were impacted by acquisition and integration related expenses. For additional detail on these adjustments, see the "Non-GAAP Financial Information" section presented later in this release.
Earnings per share, adjusted(1) was $0.33 for the first quarter of 2018, compared to $0.34 for both the fourth and the first quarters of 2017.
SELECT FIRST QUARTER HIGHLIGHTS

•	Increased earnings per share to $0.33, up from $0.02 and $0.23 for the fourth and first quarters of 2017, respectively.

◦	Generated earnings per share, adjusted(1) of $0.33, down 3% from the fourth and first quarters of 2017.

◦	Higher provision expense impacted earnings per share by $0.05 compared to the fourth quarter of 2017, reflective of loan growth and remediation costs specific to two isolated credits.

•	Grew loans to $11 billion, up 9% annualized from December 31, 2017 and 6% from March 31, 2017.

•	Maintained total average deposits at $11 billion, consistent with the fourth quarter of 2017 and up 3% from the first quarter of 2017; core deposit mix of 84%, consistent with both prior periods.

•
Generated tax-equivalent net interest margin(1) of 3.80%; reflects declining loan accretion and a 3 basis point reduction due to federal income tax reform; excluding these items, underlying margin expanded 3 basis points compared to the fourth quarter of 2017 and up 16 basis points from the first quarter of 2017.

•
Lower noninterest income by 11% compared to the first quarter of 2017; up 6% from the first quarter of 2017, excluding the $4 million reclassification impact of recently adopted accounting guidance(2), the impact of the Durbin Amendment effective in the third quarter of 2017, and net securities losses(1).

•	Controlled noninterest expenses, reporting an efficiency ratio(1) of 61%, consistent with the fourth and first quarters of 2017.

•	Increased dividends per share to $0.11, up 10% and 22% from the fourth and first quarters of 2017, respectively.
"We had a solid start to the year," said Michael L. Scudder, Chairman of the Board, President, and Chief Executive Officer of the Company. "Operating performance for the quarter benefitted from strong earning asset growth and stable core funding and margins, combined with lower corporate income taxes. At the same time, comparatively higher credit provisioning weighed on the quarter’s results, reflective of both the pace of loan growth and isolated credit remediation."
Mr. Scudder concluded, "As we look ahead, progress continues on our "Delivering Excellence" initiative, our Company-wide effort to better align customer needs, technology, and processes with client experiences. These same efforts will also enhance operational efficiency and further improve the scalability of our platform. Continued successful execution combined with the strength of our capital and core funding will leave us well-positioned for further business expansion and improved operating performance."

(1) These metrics are non-GAAP financial measures. For details on the calculation of these metrics, see the sections titled "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.
(2) As a result of accounting guidance adopted in the first quarter of 2018, certain noninterest income line items and the related noninterest expense line items that are presented on a gross basis in prior periods are presented on a net basis in noninterest income for the current period.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)
Assets
Other interest-earning assets	$112,137	$423	1.53	$203,459	$721	1.41	$215,915	$441	0.83
Securities(1)	2,063,223	12,141	2.35	1,890,020	10,977	2.32	2,021,157	11,535	2.28
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") stock	76,883	438	2.28	63,520	506	3.19	54,219	368	2.71
Loans(1)	10,499,283	119,318	4.61	10,384,074	119,204	4.55	9,920,513	113,409	4.64
Total interest-earning assets(1)	12,751,526	132,320	4.20	12,541,073	131,408	4.16	12,211,804	125,753	4.17
Cash and due from banks	181,797			188,683			176,953
Allowance for loan losses	(99,234)			(99,590)			(89,065)
Other assets	1,352,964			1,488,459			1,373,433
Total assets	$14,187,053			$14,118,625			$13,673,125
Liabilities and Stockholders' Equity
Savings deposits	$2,015,679	368	0.07	$2,017,489	382	0.08	$2,029,631	400	0.08
NOW accounts	1,992,672	1,048	0.21	1,992,150	690	0.14	1,916,816	478	0.10
Money market deposits	1,814,057	824	0.18	1,938,195	772	0.16	1,890,703	619	0.13
Time deposits	1,735,155	3,939	0.92	1,619,758	3,033	0.74	1,515,597	1,712	0.46
Borrowed funds	858,297	3,479	1.64	554,634	2,263	1.62	734,091	2,194	1.21
Senior and subordinated debt	195,243	3,124	6.49	195,102	3,114	6.33	194,677	3,099	6.46
Total interest-bearing liabilities	8,611,103	12,782	0.60	8,317,328	10,254	0.49	8,281,515	8,502	0.42
Demand deposits	3,466,832			3,611,811			3,355,674
Total funding sources	12,077,935		0.43	11,929,139		0.34	11,637,189		0.30
Other liabilities	235,699			309,221			272,398
Stockholders' equity - common	1,873,419			1,880,265			1,763,538
Total liabilities and stockholders' equity	$14,187,053			$14,118,625			$13,673,125
Tax-equivalent net interest income/margin(1)		119,538	3.80		121,154	3.84		117,251	3.89
Tax-equivalent adjustment		(975)			(1,823)			(2,054)
Net interest income (GAAP)(1)		$118,563			$119,331			$115,197
Impact of acquired loan accretion(1)		$5,112	0.16		$6,240	0.20		$11,345	0.38
Tax-equivalent net interest income/ margin, adjusted(1)		$114,426	3.64		$114,914	3.64		$105,906	3.51
(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming the applicable federal income tax rate for each period presented. As a result, interest income and yields on tax-exempt securities and loans subsequent to December 31, 2017 are presented using the current federal income tax rate of 21% and prior periods are presented using the federal income tax rate applicable at that time, or 35%. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income. See the "Non-GAAP Financial Information" section presented later in this release for a discussion of this non-GAAP financial measure.
Net interest income for the first quarter of 2018 was consistent with the fourth quarter of 2017 and increased 2.9% compared to the first quarter of 2017. Compared to the fourth quarter of 2017, net interest income benefited from the impact of higher interest rates and growth in loans and securities, offset by fewer days in the quarter, lower acquired loan accretion, and higher cost of funds. The rise in net interest income compared to the first quarter of 2017 was driven primarily by higher interest rates and loan growth, partially offset by lower acquired loan accretion and higher cost of funds.
Acquired loan accretion contributed $5.1 million, $6.2 million, and $11.3 million to net interest income for the first quarter of 2018, the fourth quarter of 2017, and the first quarter of 2017, respectively.
Tax-equivalent net interest margin for the current quarter was 3.80%, decreasing 4 basis points from the fourth quarter of 2017 and 9 basis points from the first quarter of 2017. Compared to both prior periods, tax-equivalent net interest margin was negatively impacted by a 3 basis points reduction in the tax-equivalent adjustment as a result of lower federal income tax rates. In addition, compared to the fourth quarter of 2017, the decrease in tax-equivalent net interest margin was impacted by a 4 basis point reduction in acquired loan accretion and higher cost of funds, mostly offset by the benefit of higher interest rates. The decrease in tax-equivalent net interest margin compared to the first quarter of 2017 was due to a 22 basis point decrease in acquired loan accretion partially offset by the positive impact of higher interest rates.
For the first quarter of 2018, total average interest-earning assets rose by $210.5 million from the fourth quarter of 2017 and $539.7 million from the first quarter of 2017. The increase compared to both prior periods resulted primarily from loan growth, which was partially offset by a reduction in other interest-earning assets. In addition, security purchases during the first quarter of 2018 contributed to the growth in total average interest-earning assets compared to the fourth quarter of 2017.
Total average funding sources for the first quarter of 2018 increased by $148.8 million from the fourth quarter of 2017 and $440.7 million from the first quarter of 2017. The increase compared to both prior periods resulted from an increase in FHLB advances and time deposits.

Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2018 Percent Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Service charges on deposit accounts	$11,652	$12,289	$11,365	(5.2)	2.5
Wealth management fees	10,958	10,967	9,660	(0.1)	13.4
Card-based fees, net(1):
Card-based fees	5,692	6,052	8,116	(5.9)	(29.9)
Cardholder expenses	(1,759)	—	—	N/M	N/M
Card-based fees, net	3,933	6,052	8,116	(35.0)	(51.5)
Mortgage banking income	2,397	2,352	1,888	1.9	27.0
Capital market products income	1,558	1,986	1,376	(21.6)	13.2
Merchant servicing fees, net(1):
Merchant servicing fees	2,237	1,771	3,135	26.3	(28.6)
Merchant card expenses	(1,907)	—	—	N/M	N/M
Merchant servicing fees, net	330	1,771	3,135	(81.4)	(89.5)
Other service charges, commissions, and fees	2,218	2,369	2,307	(6.4)	(3.9)
Other income	2,471	2,476	2,104	(0.2)	17.4
Net securities losses	—	(5,357)	—	(100.0)	—
Total noninterest income(1)	$35,517	$34,905	$39,951	1.8	(11.1)
Noninterest Income, Excluding Net Securities Losses,
the Accounting Reclassification, and Durbin(2)
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2018 Percent Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Total noninterest income(1)	$35,517	$34,905	$39,951	1.8	(11.1)
Net securities losses	—	5,357	—	—	—
Reclassification impact of adopted accounting guidance(1)	3,666	—	—	N/M	N/M
Impact of the Durbin Amendment of the Dodd-Frank Act ("Durbin")	—	—	(2,900)	—	(100.0)
Total noninterest income, excluding net securities losses, reclassification, and Durbin(2)	$39,183	$40,262	$37,051	(2.7)	5.8
N/M – Not meaningful.
(1) As a result of accounting guidance adopted in the first quarter of 2018, certain noninterest income line items and the related noninterest expense line items that are presented on a gross basis for the prior periods are presented on a net basis in noninterest income for the current period. For further discussion of this guidance, see Note 2 of "Notes to the Consolidated Financial Statements" in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017.
(2) See the "Non-GAAP Financial Information" section presented later in this release for a discussion of this non-GAAP financial measure.
Total noninterest income of $35.5 million was up 1.8% from the fourth quarter of 2017 and down 11.1% compared to the first quarter of 2017. In the first quarter of 2018, the Company adopted accounting guidance which impacted how cardholder and merchant card expenses are presented within noninterest income on a prospective basis. As a result, these expenses are presented on a net basis against the related noninterest income for the first quarter of 2018 versus a gross basis within noninterest expense for the prior periods. In addition, Durbin became effective for the Company in the third quarter of 2017. Excluding net securities losses, the accounting reclassification, and Durbin, noninterest income was $39.2 million, down 2.7% from the fourth quarter of 2017 and up 5.8% from the first quarter of 2017.

The decrease in noninterest income compared to the fourth quarter of 2017 was impacted by a normal seasonal decline in service charges on deposit accounts and card-based fees. Capital market products income decreased compared to the fourth quarter of 2017, which fluctuates from quarter to quarter based on the size and frequency of sales to commercial clients.
Net card-based fees were up 8.4% compared to the first quarter of 2017, excluding the accounting reclassification and Durbin, due to higher transaction volumes. Compared to the first quarter of 2017, the increase in wealth management fees was driven primarily by the full quarter impact of customers acquired in the Premier Asset Management LLC ("Premier") transaction and organic growth. The decline in merchant servicing fees from the first quarter of 2017 reflected lower customer volumes, substantially offset by the decline in merchant card expense.
Mortgage banking income for the first quarter of 2018 resulted from sales of $63.8 million of 1-4 family mortgage loans in the secondary market, compared to $66.5 million in the fourth quarter of 2017 and $54.6 million in the first quarter of 2017. In addition, mortgage banking income for the first quarter of 2018 was positively impacted by changes in the fair value of mortgage servicing rights, which fluctuate from quarter to quarter.
Net securities losses of $5.4 million were recognized during the fourth quarter of 2017 in connection with securities portfolio repositioning in light of federal income tax reform.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2018 Percent Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Salaries and employee benefits:
Salaries and wages	$45,830	$48,204	$44,890	(4.9)	2.1
Retirement and other employee benefits	10,957	10,204	10,882	7.4	0.7
Total salaries and employee benefits	56,787	58,408	55,772	(2.8)	1.8
Net occupancy and equipment expense	13,773	12,826	12,325	7.4	11.7
Professional services	7,580	7,616	8,463	(0.5)	(10.4)
Technology and related costs	4,771	4,645	4,433	2.7	7.6
Advertising and promotions	1,650	4,083	1,066	(59.6)	54.8
Net other real estate owned ("OREO") expense	1,068	695	1,700	53.7	(37.2)
Cardholder expenses(1)	—	1,915	1,764	(100.0)	(100.0)
Merchant card expenses(1)	—	1,423	2,585	(100.0)	(100.0)
Other expenses	9,953	10,715	9,969	(7.1)	(0.2)
Acquisition and integration related expenses	—	—	18,565	—	(100.0)
Total noninterest expense(1)	$95,582	$102,326	$116,642	(6.6)	(18.1)
Noninterest Expense, Adjusted, Excluding the Accounting Reclassification(2)
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2018 Percent Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Total noninterest expense(1)	$95,582	$102,326	$116,642	(6.6)	(18.1)
Reclassification impact of adopted accounting guidance(1)	3,666	—	—	100.0	100.0
Special bonus, charitable contribution	—	(3,515)	—	(100.0)	—
Acquisition and integration related expenses	—	—	(18,565)	—	(100.0)
Total noninterest expense, adjusted, excluding the reclassification(2)	$99,248	$98,811	$98,077	0.4	1.2
(1) As a result of accounting guidance adopted in the first quarter of 2018, certain noninterest income line items and the related noninterest expense line items that are presented on a gross basis for the prior periods are presented on a net basis in noninterest income for the current period. For further discussion of this guidance, see Note 2 of "Notes to the Consolidated Financial Statements" in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017.
(2) See the "Non-GAAP Financial Information" section presented later in this release for a discussion of this non-GAAP financial measure.
Total noninterest expense decreased by 6.6% compared to the fourth quarter of 2017 and 18.1% compared to the first quarter of 2017. In the first quarter of 2018, the Company adopted accounting guidance which impacted how cardholder and merchant card expenses are presented within noninterest income on a prospective basis. As a result, these expenses are presented on a net basis against the related noninterest income for the first quarter of 2018 versus a gross basis within noninterest expense for the prior periods. In addition, the fourth quarter of 2017 was impacted by a special bonus and charitable contribution in connection with federal income tax reform and the first quarter of 2017 was impacted by acquisition and integration related expenses that resulted from the acquisition of Standard Bancshares, Inc. ("Standard"). Noninterest expense, adjusted, excluding the accounting reclassification, for the first quarter of 2018 was $99.2 million, consistent with the fourth and first quarters of 2017.
Compared to the fourth quarter of 2017, the decreases in salaries and wages and advertising and promotions expense were driven mainly by a special bonus and charitable contribution made during the fourth quarter of 2017. Net occupancy and equipment expense increased compared to the fourth quarter of 2017 primarily as a result of higher costs related to winter weather conditions. The increase in net OREO expense resulted from net losses on sales of OREO properties compared to net gains on sales in the fourth quarter of 2017, partially offset by a decrease in operating expenses.

The increase in salaries and wages compared to the first quarter of 2017 was driven primarily by merit increases and organizational growth. Compared to the first quarter of 2017, net occupancy and equipment expenses increased as a result of higher costs related to winter weather conditions and the timing of expenses related to the Company's planned corporate headquarters relocation. Professional services expense declined compared to the first quarter of 2017 due to lower loan remediation expenses. Compared to the first quarter of 2017, the rise in advertising and promotions expense resulted from the timing of certain advertising costs. Net OREO expense decreased compared to the first quarter of 2017 as a result of lower levels of operating expenses, losses on sales, and valuation adjustments.
INCOME TAXES
The Company's effective tax rate for the first quarter of 2018 was 22.6%, compared to 94.7% for the fourth quarter of 2017 and 32.0% for the first quarter of 2017. The decrease in the effective tax rate from both prior periods was driven primarily by the reduction in the federal income tax rate from 35% to 21% which became effective in the first quarter of 2018 as a result of federal income tax reform. In addition, the first quarter of 2018 was impacted by a $1.0 million income tax benefit related to employee share-based payments and the fourth quarter of 2017 was impacted by the downward revaluation of DTAs due to federal income tax reform.
LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As of			March 31, 2018 Percent Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Commercial and industrial	$3,659,066	$3,529,914	$3,370,780	3.7	8.6
Agricultural	435,734	430,886	422,784	1.1	3.1
Commercial real estate:
Office, retail, and industrial	1,931,202	1,979,820	1,988,979	(2.5)	(2.9)
Multi-family	695,830	675,463	671,710	3.0	3.6
Construction	585,766	539,820	568,460	8.5	3.0
Other commercial real estate	1,363,238	1,358,515	1,357,781	0.3	0.4
Total commercial real estate	4,576,036	4,553,618	4,586,930	0.5	(0.2)
Total corporate loans	8,670,836	8,514,418	8,380,494	1.8	3.5
Home equity	881,534	827,055	880,667	6.6	0.1
1-4 family mortgages	798,902	774,357	540,148	3.2	47.9
Installment	325,502	321,982	253,061	1.1	28.6
Total consumer loans	2,005,938	1,923,394	1,673,876	4.3	19.8
Total loans	$10,676,774	$10,437,812	$10,054,370	2.3	6.2
Total loans of $10.7 billion increased by 9.3%, annualized from December 31, 2017 and 6.2% from March 31, 2017. Compared to both prior periods, growth in commercial and industrial loans, primarily within our sector-based lending businesses, multi-family, and construction loans drove the rise in total corporate loans.
Growth in consumer loans compared to both prior periods benefited from the impact of purchases of shorter-duration home equity loans and organic production. Compared to March 31, 2017, growth in consumer loans also benefited from certain purchases of 1-4 family mortgages and installment loans.

Asset Quality
(Dollar amounts in thousands)

	As of			March 31, 2018 Percent Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Asset quality
Non-accrual loans	$75,015	$66,924	$54,294	12.1	38.2
90 days or more past due loans, still accruing interest(1)	4,633	3,555	2,633	30.3	76.0
Total non-performing loans	79,648	70,479	56,927	13.0	39.9
Accruing troubled debt restructurings ("TDRs")	1,778	1,796	2,112	(1.0)	(15.8)
OREO	17,472	20,851	29,140	(16.2)	(40.0)
Total non-performing assets	$98,898	$93,126	$88,179	6.2	12.2
30-89 days past due loans(1)	$42,573	$39,725	$23,641
Non-accrual loans to total loans	0.70%	0.64%	0.54%
Non-performing loans to total loans	0.75%	0.68%	0.57%
Non-performing assets to total loans plus OREO	0.92%	0.89%	0.87%
Allowance for credit losses
Allowance for credit losses	$95,854	$96,729	$89,163
Allowance for credit losses to total loans(2)	0.90%	0.93%	0.89%
Allowance for credit losses to loans, excluding acquired loans	1.01%	1.07%	1.11%
Allowance for credit losses to non-accrual loans	127.78%	144.54%	164.22%

(1) Purchased credit impaired loans with an accretable yield are considered current and are not included in past due loan totals.
(2) This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses on acquired loans is established as necessary to reflect credit deterioration.
Total non-performing assets represented 0.92% of total loans and OREO at March 31, 2018, up from 0.89% and 0.87% at December 31, 2017 and March 31, 2017, respectively, reflective of normal fluctuations that can occur on a quarterly basis.
The allowance for credit losses to total loans was 0.90% at March 31, 2018, compared to 0.93% at December 31, 2017 and consistent with March 31, 2017.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended
	March 31, 2018	% of Total	December 31, 2017	% of Total	March 31, 2017	% of Total
Net loan charge-offs(1)
Commercial and industrial	$13,149	81.9	$5,635	79.3	$1,894	66.8
Agricultural	983	6.1	(102)	(1.4)	514	18.1
Office, retail, and industrial	364	2.3	(78)	(1.1)	(848)	(29.9)
Multi-family	—	—	(3)	—	(28)	(1.0)
Construction	(13)	(0.1)	(12)	(0.2)	(222)	(7.8)
Other commercial real estate	30	0.2	(5)	(0.1)	307	10.8
Consumer	1,543	9.6	1,674	23.5	1,221	43.0
Total net loan charge-offs	$16,056	100.0	$7,109	100.0	$2,838	100.0
Total recoveries included above	$1,029		$2,011		$3,440
Net loan charge-offs to average loans:
Quarter-to-date(1)	0.62%		0.27%		0.12%
(1) Amounts represent charge-offs, net of recoveries.
Net loan charge-offs to average loans, annualized were 0.62%, up from 0.27% and 0.12% for the fourth and first quarters of 2017, respectively. The increase in net loan charge-offs compared to both prior periods resulted largely from expected losses on two corporate relationships based upon circumstances unique to these borrowers. Included within net charge-offs for the first quarter of 2017 were $3.4 million in recoveries which related to three corporate relationships that were charged-off in prior periods.

DEPOSIT PORTFOLIO
Deposit Composition
(Dollar amounts in thousands)

	Average for the Quarters Ended			March 31, 2018 Percent Change From
	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Demand deposits	$3,466,832	$3,611,811	$3,355,674	(4.0)	3.3
Savings deposits	2,015,679	2,017,489	2,029,631	(0.1)	(0.7)
NOW accounts	1,992,672	1,992,150	1,916,816	—	4.0
Money market accounts	1,814,057	1,938,195	1,890,703	(6.4)	(4.1)
Core deposits	9,289,240	9,559,645	9,192,824	(2.8)	1.0
Time deposits	1,735,155	1,619,758	1,515,597	7.1	14.5
Total deposits	$11,024,395	$11,179,403	$10,708,421	(1.4)	3.0

Average core deposits of $9.3 billion for the first quarter of 2018 decreased by 2.8% from the fourth quarter of 2017 and increased 1.0% compared to the first quarter of 2017. The decrease in average core deposits compared to the fourth quarter of 2017 resulted primarily from the normal seasonal decline in commercial and municipal deposits. Compared to the first quarter of 2017, the rise in average core deposits was driven by organic growth. The increase in average time deposits compared to both prior periods was primarily driven by the continued success of promotions started in 2017.

CAPITAL MANAGEMENT
Capital Ratios

	As of
	March 31, 2018	December 31, 2017	March 31, 2017
Company regulatory capital ratios:
Total capital to risk-weighted assets	12.07%	12.15%	11.48%
Tier 1 capital to risk-weighted assets	10.07%	10.10%	9.53%
Common equity Tier 1 ("CET1") to risk-weighted assets	9.65%	9.68%	9.11%
Tier 1 capital to average assets	9.07%	8.99%	8.89%
Company tangible common equity ratios(1)(2):
Tangible common equity to tangible assets	8.18%	8.33%	8.07%
Tangible common equity, excluding accumulated other comprehensive income ("AOCI"), to tangible assets	8.60%	8.58%	8.38%
Tangible common equity to risk-weighted assets	9.18%	9.31%	8.68%
(1) These ratios are not subject to formal Federal Reserve regulatory guidance.
(2) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. For details of the calculation of these ratios, see the sections titled, "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.
Overall, the Company's regulatory capital ratios decreased compared to December 31, 2017, due primarily to the impact of loan growth on risk-weighted assets and the nearly 10 basis point impact of the phase-in of certain provisions related to regulatory capital ratio calculations, substantially offset by an increase in retained earnings. Compared to March 31, 2017, the Company's regulatory capital ratios benefited from the full-year impact of retained earnings and certain actions taken by management in the fourth quarter of 2017 to sell all of its $46 million in trust-preferred collateralized debt obligations, partially offset by loan growth and the phase-in of certain provisions.
The Board of Directors approved a quarterly cash dividend of $0.11 per common share during the first quarter of 2018, which is a 10% increase from the fourth quarter of 2017 and will represent the 141st consecutive cash dividend paid by the Company since its inception in 1983.
Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, April 25, 2018 at 11:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference ID 10118829 beginning one hour after completion of the live call until 9:00 A.M. (ET) on May 9, 2018. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release, Presentation Materials, and Additional Information Available on Website
This press release, the presentation materials to be discussed during the conference call, and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.
Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements.

Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, including the related outlook for 2018, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in our business, regulatory developments, the impact of federal income tax reform legislation, acquisition transactions, including estimated synergies, cost savings and financial benefits of consummated transactions, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include earnings per share ("EPS"), adjusted, the efficiency ratio, total return on average assets, adjusted, tax-equivalent net interest income (including its individual components), tax-equivalent net interest margin, tax-equivalent net interest margin, adjusted, noninterest income, excluding net securities losses, the accounting reclassification, and Durbin, noninterest expense, adjusted, excluding the accounting reclassification, effective income tax rate, excluding revaluations of DTAs, tangible common equity to tangible assets, tangible common equity, excluding AOCI, to tangible assets, tangible common equity to risk-weighted assets, return on average tangible common equity, and return on average tangible common equity, adjusted.
The Company presents EPS, the efficiency ratio, return on average assets, and return on average tangible common equity, all adjusted for certain significant transactions. These transaction include the revaluation of DTAs (fourth and third quarters of 2017), certain actions resulting in securities losses and gains (fourth and third quarters of 2017), a special bonus to colleagues (fourth quarter of 2017), a charitable contribution to the First Midwest Charitable Foundation (fourth quarter of 2017), and acquisition and integration related expenses associated with completed and pending acquisitions (first, second, and third quarters of 2017). Management believes excluding these transactions from EPS, the efficiency ratio, return on average assets, and return on average tangible common equity is useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion facilitates better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics is useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics enhances comparability for peer comparison purposes.
The Company presents noninterest income, excluding net securities losses, the accounting reclassification, and Durbin and noninterest expense, adjusted, excluding the accounting reclassification. Management believes that excluding these items from noninterest income and noninterest expense is useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion facilitates better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans subsequent to December 31, 2017 are presented using the current federal income tax rate of 21% and prior periods are computed using the federal income tax rate applicable at that time, or 35%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it enhances comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent net interest margin, adjusted, enhances comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period.
In management's view, tangible common equity measures are capital adequacy metrics meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.

Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
About the Company
First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with over $14 billion in assets and approximately $11 billion in trust assets under management. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, treasury management, equipment leasing, retail, wealth management, trust and private banking products and services through over 130 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest's common stock is traded on the NASDAQ Stock Market under the symbol FMBI. First Midwest's website is www.firstmidwest.com.
Contact Information

Investors:	Patrick S. Barrett EVP and Chief Financial Officer (630) 875-7273 pat.barrett@firstmidwest.com	Media:	James M. Roolf SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Period-End Balance Sheet
Assets
Cash and due from banks	$150,138	$192,800	$174,147	$181,171	$174,268
Interest-bearing deposits in other banks	84,898	153,770	252,753	103,181	74,892
Trading securities, at fair value(1)	—	20,447	20,425	19,545	19,130
Equity securities, at fair value(1)	28,513	—	—	—	—
Securities available-for-sale, at fair value(1)	2,040,950	1,884,209	1,732,984	1,908,248	1,937,124
Securities held-to-maturity, at amortized cost	13,400	13,760	14,638	17,353	17,742
FHLB and FRB stock	80,508	69,708	69,708	66,333	46,306
Loans:
Commercial and industrial	3,659,066	3,529,914	3,462,612	3,410,748	3,370,780
Agricultural	435,734	430,886	437,721	433,424	422,784
Commercial real estate:
Office, retail, and industrial	1,931,202	1,979,820	1,960,367	1,983,802	1,988,979
Multi-family	695,830	675,463	711,101	681,032	671,710
Construction	585,766	539,820	545,666	543,892	568,460
Other commercial real estate	1,363,238	1,358,515	1,391,241	1,383,937	1,357,781
Home equity	881,534	827,055	847,209	865,656	880,667
1-4 family mortgages	798,902	774,357	711,607	614,818	540,148
Installment	325,502	321,982	322,768	314,850	253,061
Total loans	10,676,774	10,437,812	10,390,292	10,232,159	10,054,370
Allowance for loan losses	(94,854)	(95,729)	(94,814)	(92,371)	(88,163)
Net loans	10,581,920	10,342,083	10,295,478	10,139,788	9,966,207
OREO	17,472	20,851	19,873	26,493	29,140
Premises, furniture, and equipment, net	126,348	123,316	131,295	135,745	140,653
Investment in bank-owned life insurance ("BOLI")	281,285	279,900	279,639	278,353	276,960
Goodwill and other intangible assets	754,814	754,757	750,436	752,413	754,621
Accrued interest receivable and other assets	219,725	221,451	525,766	340,517	336,428
Total assets	$14,379,971	$14,077,052	$14,267,142	$13,969,140	$13,773,471
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$3,527,081	$3,576,190	$3,580,922	$3,525,905	$3,492,987
Interest-bearing deposits	7,618,941	7,477,135	7,627,575	7,473,815	7,463,554
Total deposits	11,146,022	11,053,325	11,208,497	10,999,720	10,956,541
Borrowed funds	950,688	714,884	700,536	639,333	547,923
Senior and subordinated debt	195,312	195,170	195,028	194,886	194,745
Accrued interest payable and other liabilities	218,662	248,799	297,951	298,358	269,529
Stockholders' equity	1,869,287	1,864,874	1,865,130	1,836,843	1,804,733
Total liabilities and stockholders' equity	$14,379,971	$14,077,052	$14,267,142	$13,969,140	$13,773,471
Stockholders' equity, excluding accumulated other comprehensive income ("AOCI")	$1,926,818	$1,897,910	$1,903,166	$1,873,410	$1,844,997
Stockholders' equity, common	1,869,287	1,864,874	1,865,130	1,836,843	1,804,733
Footnote to Consolidated Statements of Financial Condition

(1)
As a result of accounting guidance adopted in the first quarter of 2018, equity securities are no longer presented within trading securities or securities available-for-sale and are now presented as equity securities in the Consolidated Statements of Financial Condition for the current period.

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Income Statement
Interest income	$131,345	$129,585	$129,916	$126,516	$123,699
Interest expense	12,782	10,254	10,023	8,933	8,502
Net interest income	118,563	119,331	119,893	117,583	115,197
Provision for loan losses	15,181	8,024	10,109	8,239	4,918
Net interest income after provision for loan losses	103,382	111,307	109,784	109,344	110,279
Noninterest Income
Service charges on deposit accounts	11,652	12,289	12,561	12,153	11,365
Wealth management fees	10,958	10,967	10,169	10,525	9,660
Card-based fees, net(1):
Card-based fees	5,692	6,052	5,992	8,832	8,116
Cardholder expenses	(1,759)	—	—	—	—
Card-based fees, net	3,933	6,052	5,992	8,832	8,116
Mortgage banking income	2,397	2,352	2,246	1,645	1,888
Capital market products income	1,558	1,986	2,592	2,217	1,376
Merchant servicing fees, net(1):
Merchant servicing fees	2,237	1,771	2,237	3,197	3,135
Merchant card expenses	(1,907)	—	—	—	—
Merchant servicing fees, net	330	1,771	2,237	3,197	3,135
Other service charges, commissions, and fees	2,218	2,369	2,508	2,659	2,307
Other income	2,471	2,476	1,846	3,433	2,104
Noninterest income, excluding net securities (losses) gains	35,517	40,262	40,151	44,661	39,951
Net securities (losses) gains	—	(5,357)	3,197	284	—
Total noninterest income	35,517	34,905	43,348	44,945	39,951
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	45,830	48,204	45,219	44,194	44,890
Retirement and other employee benefits	10,957	10,204	10,419	10,381	10,882
Total salaries and employee benefits	56,787	58,408	55,638	54,575	55,772
Net occupancy and equipment expense	13,773	12,826	12,115	12,485	12,325
Professional services	7,580	7,616	8,498	9,112	8,463
Technology and related costs	4,771	4,645	4,505	4,485	4,433
Advertising and promotions	1,650	4,083	1,852	1,693	1,066
Net OREO expense	1,068	695	657	1,631	1,700
Merchant card expenses(1)	—	1,423	1,737	2,632	2,585
Cardholder expenses(1)	—	1,915	1,962	1,682	1,764
Other expenses	9,953	10,715	9,842	10,282	9,969
Acquisition and integration related expenses	—	—	384	1,174	18,565
Total noninterest expense	95,582	102,326	97,190	99,751	116,642
Income before income tax expense	43,317	43,886	55,942	54,538	33,588
Income tax expense	9,807	41,539	17,707	19,588	10,733
Net income	$33,510	$2,347	$38,235	$34,950	$22,855
Net income applicable to common shares	$33,199	$2,341	$37,895	$34,614	$22,621
Net income applicable to common shares, adjusted(2)	$33,199	$34,131	$33,390	$35,318	$33,760
Footnotes to Condensed Consolidated Statements of Income

(1)
As a result of accounting guidance adopted in the first quarter of 2018, certain noninterest income line items and related noninterest expense line items that are presented on a gross basis for prior periods presented are now presented on a net basis in noninterest income for the current period.

(2)
Adjustments to net income for the fourth and third quarters of 2017 include revaluation of DTAs related to federal income tax reform and changes in Illinois income tax rates, a special colleague bonus, a charitable contribution, and certain actions related to the securities portfolio. In addition, net income for certain periods was adjusted for acquisition and integration related expenses associated with completed and pending acquisitions. For additional discussion of adjustments, see the "Non-GAAP Financial Information" section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Earnings Per Share
Basic EPS(1)	$0.33	$0.02	$0.37	$0.34	$0.23
Diluted EPS(1)	$0.33	$0.02	$0.37	$0.34	$0.23
Diluted EPS, adjusted(1)(7)	$0.33	$0.34	$0.33	$0.35	$0.34
Common Stock and Related Per Common Share Data
Book value	$18.13	$18.16	$18.16	$17.88	$17.56
Tangible book value	$10.81	$10.81	$10.85	$10.55	$10.22
Dividends declared per share	$0.11	$0.10	$0.10	$0.10	$0.09
Closing price at period end	$24.59	$24.01	$23.42	$23.31	$23.68
Closing price to book value	1.4	1.3	1.3	1.3	1.3
Period end shares outstanding	103,092	102,717	102,722	102,741	102,757
Period end treasury shares	9,261	9,634	9,626	9,604	9,586
Common dividends	$11,349	$10,278	$10,411	$10,256	$9,126
Key Ratios/Data
Return on average common equity(1)(2)	7.19%	0.49%	8.10%	7.58%	5.20%
Return on average tangible common equity(1)(2)	12.50%	1.20%	14.02%	13.37%	9.53%
Return on average tangible common equity, adjusted(1)(2)(7)	12.50%	12.35%	12.41%	13.64%	13.99%
Return on average assets(2)	0.96%	0.07%	1.07%	1.00%	0.68%
Return on average assets, adjusted(1)(2)(7)	0.96%	0.96%	0.95%	1.02%	1.01%
Loans to deposits	95.79%	94.43%	92.70%	93.02%	91.77%
Efficiency ratio(1)	60.96%	60.78%	59.32%	59.01%	61.31%
Efficiency ratio (prior presentation)(1)(8)	N/A	60.32%	58.97%	58.67%	60.98%
Net interest margin(3)	3.80%	3.84%	3.86%	3.88%	3.89%
Yield on average interest-earning assets(3)	4.20%	4.16%	4.18%	4.17%	4.17%
Cost of funds(4)	0.43%	0.34%	0.33%	0.30%	0.30%
Net noninterest expense to average assets	1.72%	1.74%	1.60%	1.58%	2.27%
Effective income tax rate	22.64%	94.65%	31.65%	35.92%	31.95%
Effective income tax rate, excluding the revaluations of DTAs(5)	22.64%	34.14%	36.74%	35.92%	31.95%
Capital Ratios
Total capital to risk-weighted assets(1)	12.07%	12.15%	11.79%	11.69%	11.48%
Tier 1 capital to risk-weighted assets(1)	10.07%	10.10%	9.83%	9.71%	9.53%
CET1 to risk-weighted assets(1)	9.65%	9.68%	9.42%	9.30%	9.11%
Tier 1 capital to average assets(1)	9.07%	8.99%	9.04%	8.93%	8.89%
Tangible common equity to tangible assets(1)	8.18%	8.33%	8.25%	8.20%	8.07%
Tangible common equity, excluding AOCI, to tangible assets(1)	8.60%	8.58%	8.53%	8.48%	8.38%
Tangible common equity to risk-weighted assets(1)	9.18%	9.31%	9.02%	8.90%	8.68%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Asset Quality Performance Data
Non-performing assets
Commercial and industrial	$43,974	$40,580	$41,504	$51,400	$21,514
Agricultural	4,086	219	380	387	1,283
Commercial real estate:
Office, retail, and industrial	12,342	11,560	12,221	15,031	19,505
Multi-family	144	377	153	158	163
Construction	208	209	146	197	198
Other commercial real estate	4,088	3,621	2,239	3,736	3,858
Consumer	10,173	10,358	8,533	8,287	7,773
Total non-accrual loans	75,015	66,924	65,176	79,196	54,294
90 days or more past due loans, still accruing interest	4,633	3,555	2,839	2,059	2,633
Total non-performing loans	79,648	70,479	68,015	81,255	56,927
Accruing TDRs	1,778	1,796	1,813	2,029	2,112
OREO	17,472	20,851	19,873	26,493	29,140
Total non-performing assets	$98,898	$93,126	$89,701	$109,777	$88,179
30-89 days past due loans	$42,573	$39,725	$28,868	$19,081	$23,641
Allowance for credit losses
Allowance for loan losses	$94,854	$95,729	$94,814	$92,371	$88,163
Reserve for unfunded commitments	1,000	1,000	1,000	1,000	1,000
Total allowance for credit losses	$95,854	$96,729	$95,814	$93,371	$89,163
Provision for loan losses	$15,181	$8,024	$10,109	$8,239	$4,918
Net charge-offs by category
Commercial and industrial	$13,149	$5,635	$8,237	$1,721	$1,894
Agricultural	983	(102)	—	836	514
Commercial real estate:
Office, retail, and industrial	364	(78)	(1,811)	(8)	(848)
Multi-family	—	(3)	(2)	(6)	(28)
Construction	(13)	(12)	(25)	27	(222)
Other commercial real estate	30	(5)	(19)	228	307
Consumer	1,543	1,674	1,286	1,233	1,221
Total net charge-offs	$16,056	$7,109	$7,666	$4,031	$2,838
Total recoveries included above	$1,029	$2,011	$2,900	$828	$3,440
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Asset Quality ratios
Non-accrual loans to total loans	0.70%	0.64%	0.63%	0.77%	0.54%
Non-performing loans to total loans	0.75%	0.68%	0.65%	0.79%	0.57%
Non-performing assets to total loans plus OREO	0.92%	0.89%	0.86%	1.07%	0.87%
Non-performing assets to tangible common equity plus allowance for credit losses	8.17%	7.72%	7.41%	9.32%	7.74%
Non-accrual loans to total assets	0.52%	0.48%	0.46%	0.57%	0.39%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans(5)	0.90%	0.93%	0.92%	0.91%	0.89%
Allowance for credit losses to loans, excluding acquired loans	1.01%	1.07%	1.09%	1.10%	1.11%
Allowance for credit losses to non-accrual loans	127.78%	144.54%	147.01%	117.90%	164.22%
Allowance for credit losses to non-performing loans	120.35%	137.25%	140.87%	114.91%	156.63%
Net charge-offs to average loans(2)	0.62%	0.27%	0.30%	0.16%	0.12%
Footnotes to Selected Financial Information

(1)	See the "Non-GAAP Reconciliations" section for the detailed calculation.

(2)	Annualized based on the actual number of days for each period presented.

(3)
Presented on a tax-equivalent basis, assuming the applicable federal income tax rate for each period presented. As a result, interest income and yields on tax-exempt securities and loans subsequent to December 31, 2017 are presented using the current federal income tax rate of 21% and prior periods are computed using the federal income tax rate applicable at that time, or 35%.

(4)	Cost of funds expresses total interest expense as a percentage of average total funding sources.

(5)	This measure excludes the impact of revaluation of DTAs related to federal tax reform and changes in Illinois income tax rates for the fourth and third quarter of 2017.

(6)
This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established on acquired loans as necessary to reflect credit deterioration.

(7)
Adjustments to net income for the fourth and third quarters of 2017 include revaluation of DTAs related to federal income tax reform and changes in Illinois income tax rates, a special colleague bonus, a charitable contribution, and certain actions related to the securities portfolio. In addition, net income for certain periods was adjusted for acquisition and integration related expenses associated with completed and pending acquisitions. For additional discussion of adjustments, see the "Non-GAAP Financial Information" section.

(8)
Presented as calculated prior to March 31, 2018, which included a tax-equivalent adjustment for BOLI. Management believes that removing this adjustment from the current calculation of this metric enhances comparability for peer comparison purposes.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Earnings Per Share
Net income	$33,510	$2,347	$38,235	$34,950	$22,855
Net income applicable to non-vested restricted shares	(311)	(6)	(340)	(336)	(234)
Net income applicable to common shares	33,199	2,341	37,895	34,614	22,621
Adjustments to net income:
DTA revaluation	—	26,555	(2,846)	—	—
Losses (gains) from securities portfolio repositioning	—	5,357	(3,197)	—	—
Tax effect of losses (gains) from securities portfolio repositioning	—	(2,196)	1,311	—	—
Special bonus	—	1,915	—	—	—
Tax effect of special bonus	—	(785)	—	—	—
Charitable contribution	—	1,600	—	—	—
Tax effect of charitable contribution	—	(656)	—	—	—
Acquisition and integration related expenses	—	—	384	1,174	18,565
Tax effect of acquisition and integration related expenses	—	—	(157)	(470)	(7,426)
Total adjustments to net income, net of tax	—	31,790	(4,505)	704	11,139
Net income applicable to common shares, adjusted(1)	$33,199	$34,131	$33,390	$35,318	$33,760
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	101,922	101,766	101,752	101,743	100,411
Dilutive effect of common stock equivalents	16	21	20	20	21
Weighted-average diluted common shares outstanding	101,938	101,787	101,772	101,763	100,432
Basic EPS	$0.33	$0.02	$0.37	$0.34	$0.23
Diluted EPS	$0.33	$0.02	$0.37	$0.34	$0.23
Diluted EPS, adjusted(1)	$0.33	$0.34	$0.33	$0.35	$0.34
Anti-dilutive shares not included in the computation of diluted EPS	110	190	190	195	343

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$33,199	$2,341	$37,895	$34,614	$22,621
Intangibles amortization	1,802	1,806	1,931	2,163	1,965
Tax effect of intangibles amortization	(508)	(740)	(792)	(865)	(786)
Net income applicable to common shares, excluding intangibles amortization	34,493	3,407	39,034	35,912	23,800
Total adjustments to net income, net of tax	—	31,790	(4,505)	704	11,139
Net income applicable to common shares, adjusted(1)	$34,493	$35,197	$34,529	$36,616	$34,939
Average stockholders' equity	$1,873,419	$1,880,265	$1,855,647	$1,830,536	$1,763,538
Less: average intangible assets	(753,870)	(749,700)	(751,366)	(753,521)	(750,589)
Average tangible common equity	$1,119,549	$1,130,565	$1,104,281	$1,077,015	$1,012,949
Return on average common equity(3)	7.19%	0.49%	8.10%	7.58%	5.20%
Return on average tangible common equity(3)	12.50%	1.20%	14.02%	13.37%	9.53%
Return on average tangible common equity, adjusted(1)(3)	12.50%	12.35%	12.41%	13.64%	13.99%
Return on Average Assets
Net income	$33,510	$2,347	$38,235	$34,950	$22,855
Total adjustments to net income, net of tax	—	31,790	(4,505)	704	11,139
Net income, adjusted(1)	$33,510	$34,137	$33,730	$35,654	$33,994
Average assets	$14,187,053	$14,118,625	$14,155,766	$13,960,843	$13,673,125
Return on average assets(3)	0.96%	0.07%	1.07%	1.00%	0.68%
Return on average assets, adjusted(1)(3)	0.96%	0.96%	0.95%	1.02%	1.01%
Efficiency Ratio Calculation
Noninterest expense	$95,582	$102,326	$97,190	$99,751	$116,642
Less:
Net OREO expense	(1,068)	(695)	(657)	(1,631)	(1,700)
Special bonus	—	(1,915)	—	—	—
Charitable contribution	—	(1,600)	—	—	—
Acquisition and integration related expenses	—	—	(384)	(1,174)	(18,565)
Total	$94,514	$98,116	$96,149	$96,946	$96,377
Tax-equivalent net interest income(2)	$119,538	$121,154	$121,935	$119,625	$117,251
Noninterest income	35,517	34,905	43,348	44,945	39,951
Less: net securities losses (gains)	—	5,357	(3,197)	(284)	—
Total	$155,055	$161,416	$162,086	$164,286	$157,202
Efficiency ratio	60.96%	60.78%	59.32%	59.01%	61.31%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Risk-Based Capital Data
Common stock	$1,123	$1,123	$1,123	$1,123	$1,123
Additional paid-in capital	1,021,923	1,031,870	1,029,002	1,025,607	1,022,417
Retained earnings	1,103,840	1,074,990	1,082,921	1,056,072	1,030,403
Treasury stock, at cost	(200,068)	(210,073)	(209,880)	(209,392)	(208,946)
Goodwill and other intangible assets, net of deferred tax liabilities	(754,814)	(743,327)	(738,645)	(740,236)	(742,012)
Disallowed DTAs	(522)	(644)	(275)	(472)	(1,150)
CET1 capital	1,171,482	1,153,939	1,164,246	1,132,702	1,101,835
Trust-preferred securities	50,690	50,690	50,690	50,690	50,690
Other disallowed DTAs	(131)	(161)	(69)	(118)	(287)
Tier 1 capital	1,222,041	1,204,468	1,214,867	1,183,274	1,152,238
Tier 2 capital	242,870	243,656	242,652	240,121	235,825
Total capital	$1,464,911	$1,448,124	$1,457,519	$1,423,395	$1,388,063
Risk-weighted assets	$12,135,662	$11,920,372	$12,362,833	$12,180,416	$12,095,592
Adjusted average assets	$13,472,294	$13,404,998	$13,439,744	$13,245,499	$12,965,450
Total capital to risk-weighted assets	12.07%	12.15%	11.79%	11.69%	11.48%
Tier 1 capital to risk-weighted assets	10.07%	10.10%	9.83%	9.71%	9.53%
CET1 to risk-weighted assets	9.65%	9.68%	9.42%	9.30%	9.11%
Tier 1 capital to average assets	9.07%	8.99%	9.04%	8.93%	8.89%
Tangible Common Equity
Stockholders' equity	$1,869,287	$1,864,874	$1,865,130	$1,836,843	$1,804,733
Less: goodwill and other intangible assets	(754,814)	(754,757)	(750,436)	(752,413)	(754,621)
Tangible common equity	1,114,473	1,110,117	1,114,694	1,084,430	1,050,112
Less: AOCI	57,531	33,036	38,036	36,567	40,264
Tangible common equity, excluding AOCI	$1,172,004	$1,143,153	$1,152,730	$1,120,997	$1,090,376
Total assets	$14,379,971	$14,077,052	$14,267,142	$13,969,140	$13,773,471
Less: goodwill and other intangible assets	(754,814)	(754,757)	(750,436)	(752,413)	(754,621)
Tangible assets	$13,625,157	$13,322,295	$13,516,706	$13,216,727	$13,018,850
Tangible common equity to tangible assets	8.18%	8.33%	8.25%	8.20%	8.07%
Tangible common equity,excluding AOCI, to tangible assets	8.60%	8.58%	8.53%	8.48%	8.38%
Tangible common equity to risk-weighted assets	9.18%	9.31%	9.02%	8.90%	8.68%

Footnotes to Non-GAAP Reconciliations

(1)
Adjustments to net income for the fourth and third quarters of 2017 include revaluation of DTAs related to federal income tax reform and changes in Illinois income tax rates, a special colleague bonus, a charitable contribution, and certain actions related to the securities portfolio. In addition, net income for certain periods was adjusted for acquisition and integration related expenses associated with completed and pending acquisitions. For additional discussion of adjustments, see the "Non-GAAP Financial Information" section.

(2)
Presented on a tax-equivalent basis, assuming the applicable federal income tax rate for each period presented. As a result, interest income and yields on tax-exempt securities and loans subsequent to December 31, 2017 are presented using the current federal income tax rate of 21% and prior periods are computed using the federal income tax rate applicable at that time, or 35%.

(3)	Annualized based on the actual number of days for each period presented.